BANDAG, INCORPORATED AND SUBSIDIARIES

Exhibit 3.2, Amended and Restated By-Laws as of May 2, 2000

                                     BY-LAWS
                                     -------
                                       OF
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                              BANDAG, INCORPORATED
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                             As Amended May 2, 2000
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                                    ARTICLE I
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                                     OFFICES
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         The principal office of the Corporation in the State of Iowa shall be located in the City of Muscatine, County of Muscatine. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II
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                                  SHAREHOLDERS
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         Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such time during the month of May in each year as shall be designated by the Board of Directors at least sixty (60) days prior to the date of the meeting, or if no such date is designated by the Board of Directors then at 10 o'clock in the forenoon on the third Wednesday in May, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated as herein provided for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the Board of Directors or the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders


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                     BANDAG, INCORPORATED AND SUBSIDIARIES

entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

         Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such lists or transfer books or to vote at any meeting of shareholders.

         Section 6. Quorum. A majority of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the votes entitled to be cast are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient votes to leave less than a quorum.

         Section 7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Proxies shall apply only to the meeting for which they are solicited.

         Section 8. Voting of Shares. Each outstanding share of Common Stock shall be entitled to one (1) vote per share, and each outstanding share of Class B Common Stock shall be entitled to ten (10) votes per share, upon each matter submitted to a vote at a meeting of shareholders.

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                     BANDAG, INCORPORATED AND SUBSIDIARIES

         Section 9. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date of which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                                   ARTICLE III
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                               BOARD OF DIRECTORS
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         Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be nine (9). Each director shall serve for the term for which elected and until a successor shall have been elected and qualified, except in the event of resignation, removal, death or other incapacity. Directors need not be residents of the State of Iowa or shareholders of the Corporation.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall


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                     BANDAG, INCORPORATED AND SUBSIDIARIES

constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Vacancies. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a newly created directorship or to fill a vacancy shall hold office until the next annual meeting of the shareholders.

         Section 9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 11. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

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                     BANDAG, INCORPORATED AND SUBSIDIARIES

         Section 12.  Indemnification.

         (1) The Corporation shall indemnify every person who is or was a party or involved (as a witness or otherwise) or is threatened to be made a party or involved (as a witness or otherwise) (hereafter "Indemnitee") in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including a grand jury proceeding), formal or informal, and whether or not by or in the right of the Corporation or otherwise (hereafter a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against reasonable expenses (including counsel fees and expenses when incurred) (hereafter "Expenses") and all liability and loss, including judgments, fines, (including excise taxes assessed with respect to an employee benefit plan), and penalties and amounts paid or to be paid in settlement (whether with or without court approval) (hereafter "Liabilities"), actually incurred by him in connection with such Proceeding, to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Notwithstanding anything in this Section 12 to the contrary, except with respect to a proceeding to enforce rights to indemnification or advancement of Expenses under this Section 12, the Corporation shall provide indemnification and advancement of Expenses under this Section 12 to persons seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors. In addition to the foregoing mandatory modification provisions, the Corporation may indemnify an employee of the Corporation to the same extent as to an officer or director pursuant to the provisions of this Section 12.

         (2) The right to indemnification conferred in this Section 12 shall include the right to be paid or reimbursed by the Corporation the Expenses incurred in connection with the Proceeding in advance of the final disposition thereof promptly after a written request therefor; provided, however, that to the extent required by law, the payment of such Expenses in advance of the final disposition of a proceeding shall be made only upon the Corporation's receipt of a written undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified under this Section 12 or otherwise (this undertaking need not be secured and must be accepted without reference to the ability to repay).

         (3) Any indemnification, under this Section 12 (unless ordered by a court or as otherwise provided in Section 12(2) for the advancement of Expenses) shall be made by the Corporation upon a determination that the indemnification of the Indemnitee is proper in the circumstances because


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                     BANDAG, INCORPORATED AND SUBSIDIARIES

he has met the applicable standard of conduct required by Section 490.851 of the Iowa Business Corporation Act. Such determination shall be made (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the Proceeding, (c) by special legal counsel selected by the Board of Directors by vote as set forth in clause
(a) or (b) of this Section 12(3), or, if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate, or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding shall not be voted on the determination.

         (4) If a person is entitled under this Section 12 to indemnification by the Corporation for some or a portion of Liabilities and Expenses but not, however, for all of the total amounts thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which he is entitled.

         (5) Notwithstanding anything in these By-laws to the contrary, the Corporation shall not be obligated to make any payment under this Section 12 for indemnification for Liabilities and Expenses in connection with Proceedings settled without the consent of the Corporation, which consent, however, shall not be unreasonably withheld.

         (6) If a claim for indemnification or advancement of Expenses under this Section 12 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may, at anytime thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. The claimant shall also be entitled to be paid the expenses of prosecuting such claim to the extent he is successful in whole or in part on the merits or otherwise in establishing his right to indemnification or to the advancement of Expenses. Neither (a) the failure of the Corporation (including its Board of Directors, special legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 490.851 of the Iowa Business Corporation Act, nor (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors, special legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

         (7) The right to indemnification, including the right to the advancement of Expenses, conferred in this Section 12 shall not be exclusive of any other rights to which a person seeking indemnification or advancement of Expenses hereunder may be entitled under any Articles of Incorporation, By-laws, agreement, vote of shareholders or directors, or otherwise. Subject to applicable law, to the extent that any rights to indemnification or advancement of Expenses of such person under any such Article of Incorporation, By-law, agreement, vote of shareholders or


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                     BANDAG, INCORPORATED AND SUBSIDIARIES

directors, or otherwise, are broader or more favorable to such person, the broader or more favorable rights shall control. The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of, including the advancement of Expenses to, present or future directors or officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for whom such person is serving at the request of the Corporation.

         (8) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any Liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such Liability under the provisions of this Section 12, the Iowa Business Corporation Act or otherwise. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification. The Corporation's obligation to make indemnification and pay Expenses pursuant to this Section 12 shall be in excess of any insurance purchased and maintained by the Corporation and such insurance shall be primary. To the extent that indemnity or Expenses of a person entitled to indemnification and payment of Expenses pursuant to this Section 12 are paid on behalf of or to such person by such insurance such payments shall be deemed to be in satisfaction of the Corporation's obligation to such person to make indemnification and pay Expenses pursuant to this Section 12.

         (9) The right to indemnification, including the right to advancement of Expenses provided herein, shall be a contract right, shall continue as to a person who has ceased to be a director or officer or to serve in any other of the capacities described in this Section 12, and shall inure to the benefit of the heirs, personal representatives, executors and administrators of such person. Notwithstanding any amendment, alteration, or repeal of this Section 12 or any of its provisions or the adoption of any provision inconsistent with this
Section 12 or any of its provisions, any person shall be entitled to indemnification, including the right to the advancement of Expenses, in accordance with the provisions hereof with respect to any action taken or omitted prior to such amendment, alteration, or repeal or adoption of such inconsistent provision, except to the extent such amendment, alteration, repeal, or inconsistent provision provides broader rights with respect to indemnification, including the advancement of Expenses, than the Corporation was permitted to provide prior to the amendment, alteration, repeal, or the adoption of such inconsistent provision or to the extent otherwise prescribed by law.

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                     BANDAG, INCORPORATED AND SUBSIDIARIES

         (10) In the event of any payment under this Section 12, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

         (11) Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but Indemnitee's omission to so notify the Corporation shall not relieve the Corporation from any liability which it may have to Indemnitee under this
Section 12 unless such omission materially prejudices the rights of the Corporation (including, without limitation, the Corporation having lost significant substantive or procedural rights with respect to the defense of any Proceeding). If such omission does materially prejudice the rights of the Corporation, the Corporation shall be relieved from liability under this Section 12 only to the extent of such prejudice; but such omission will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Section 12.

         (12) The Corporation will be entitled to participate at its own expense in any Proceeding of which it has notice. The Corporation jointly with any other indemnifying party similarly notified of any Proceeding will be entitled to assume the defense of Indemnitee therein, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of Indemnitee in any Proceeding, the Corporation will not be liable to Indemnitee under this Section 12 for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, except as otherwise provided below. Indemnitee shall have the right to employ its own counsel in any such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless: (i) the employment of counsel by Indemnitee has been authorized by the Corporation; or (ii) the Corporation shall not in fact have employed counsel to or cannot in good faith without conflict assume the defense of Indemnitee in such Proceeding or such counsel has not in fact assumed such defense; in each of which case the fees and expenses of Indemnitee's counsel shall be advanced by the Corporation.

         (13) A director or officer is considered to be serving an employee benefit plan at the Corporation's request if such person's duties to the Corporation also imposed duties on, or otherwise involves services by, that person to the plan or to the participants in or beneficiaries of the plan.

         (14) Notwithstanding anything to the contrary herein contained, no indemnification shall be made pursuant to this Section 12 for (i) breach of a person's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) a transaction from which the person seeking indemnification derives an improper personal benefit,


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                     BANDAG, INCORPORATED AND SUBSIDIARIES

or (iv) for liability under Section 490.833 of the Iowa Business Corporation
Law.

         Section 13. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the By-Laws of the Corporation, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

         (1) Authorize distributions;

         (2) Approve or propose to shareholders action required by Chapter 490 of the Iowa Business Corporation Act to be approved by shareholders;

         (3) Fill vacancies on the Board of Directors or any of its committees;

         (4) Amend the articles of incorporation of the Corporation;

         (5) Approve a plan of merger not requiring shareholder approval;

         (6) Adopt, amend or repeal the By-Laws of the Corporation;

         (7) Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

         (8) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors;

however, the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract for issuance or sale, and, in the case of a series, the designation of the series, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms and to authorize the statement of the terms of a series for filing with the Secretary of State. Written notice of all Executive Committee actions shall be mailed or delivered to all Directors of the Corporation within three (3) days after such action is taken.

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                     BANDAG, INCORPORATED AND SUBSIDIARIES

         Neither the designation of any such committee, the delegation to it of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with such director's responsibility to act in good faith, in a manner such director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         Section 14. Meetings by Conference Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 15. Removal of Directors. A director may be removed from office at any time by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the election of directors at a meeting of the shareholders called for that purpose.

         Section 16. Composition of the Board of Directors. So long as any shares of Class B Common Stock, $1.00 par value, remain outstanding, the Nominating Committee shall not recommend to the Board of Directors any individual or individuals for election or appointment to the Board of Directors, and the Board of Directors shall not nominate, elect or appoint any such individual or individuals if, after such election or appointment, a majority of the members of the Board of Directors shall not consist of "independent directors" (as defined below).

         For purposes of determining an "independent director" eligible for membership on the Board of Directors, an "independent director" is a director who, at the time of determination, and at any time within the three years preceding such time, was not employed by the Corporation or any of its subsidiaries in any capacity and who is not (i) a surviving spouse of Roy J. Carver, (ii) a brother or sister of a surviving spouse of Roy J. Carver, or a child (including an adopted child) of any such person, (iii) a lineal descendant of Roy J. Carver, (iv) a spouse of a lineal descendant of Roy J. Carver, (v) a brother-in-law or sister-in-law of a lineal descendant of Roy J. Carver, and
(vi) a brother or sister of Roy J. Carver or a child (including an adopted child) of any such person. For purposes of the foregoing definition, the term "lineal descendant" includes an adopted child.

         No substantive amendment to this Section 16 may be made except with the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock and Class B Common Stock, each voting separately as a class.

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                     BANDAG, INCORPORATED AND SUBSIDIARIES


                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

         Section 1. Corporate Officers. The officers designated as Corporate Officers shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Board of Directors from time to time also may elect one or more Vice Chairmen of the Board and one or more Executive Vice Presidents. Any two or more of such offices may be held by the same person. Corporate officers shall have the power, authority and duties hereinafter set forth relative to their respective offices.

         Section 2. Appointive Officers. Upon approval of the Chairman of the Board, an appropriate title may be given from time to time to certain employees of the Corporation who are managing one or several groups, divisions or other operations of the Corporation, provided, however, that any employee who has been given a title shall not be deemed to be a Corporate Officer of the Corporation for any purpose solely by virtue of such title. Each person given any such title shall hold such title at the will of the Chairman of the Board and shall cease to use such title when directed by the Chairman of the Board. He shall have such powers and perform such duties with respect to a group, division or other operation of the Corporation as shall be assigned to him by the Chairman of the Board. Vacancies in appointive offices may be filled by the Chairman of the Board.

         Section 3. Election and Term of Office. The Corporate Officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting of the Shareholders or as soon thereafter as conveniently may be. Each Corporate Officer shall hold office until his successor is elected and shall have qualified or until his death or until he shall resign or have been removed from office in the manner hereinafter provided. Vacancies may be filled and new offices created and filled at any meeting of the Board of Directors.

         Section 4. Removal. Any Corporate Officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5. Vacancies. A vacancy in any Corporate Office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall be


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                     BANDAG, INCORPORATED AND SUBSIDIARIES

the chief executive officer of the Corporation and shall have general supervision of the business, affairs and property of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall be ex officio a member of all standing committees, other than the Audit Committee and the Management Continuity and Compensation Committee, and shall see that all orders of the Board of Directors and resolutions of the Board of Directors are carried into effect. He shall have authority to execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required and permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 6 (a). Vice Chairman of the Board. Each Vice Chairman of the Board shall perform such duties as may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman shall preside at meetings of the shareholders and of the Board of Directors.

         Section 7. The President. The President shall perform such duties as may be assigned to him by the Board or Directors. He shall have authority to execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required and permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 8. Executive Vice Presidents. Each Executive Vice President shall perform such duties as may be assigned to him by the Board of Directors.

         Section 9. Senior Vice Presidents - Vice Presidents. Each Senior Vice President and each Vice President elected as a Corporate Officer shall perform such duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

         Section 10. The Secretary. The Secretary shall: (a) keep the minutes of the Shareholders' and Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the Chairman of the Board, or the President, or an Executive Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties

                     BANDAG, INCORPORATED AND SUBSIDIARIES

incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

         Section 11. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

         Section 12. Assistant Secretary. The Assistant Secretary, when authorized by the Board of Directors, may sign with the President or an Executive Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretary, in general, shall perform such duties as shall be assigned to him by the Chairman of the Board.

         Section 13. Salaries. The salaries of the Corporate Officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                    ARTICLE V
                                    ---------
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

         Section 1. Contracts. The Board of Directors, the President or any officer designated by the Chairman of the Board, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances, subject to such limitations as the Board may prescribe.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, or, subject to such limitations as the Board may prescribe, unless authorized in writing by the Chairman of the Board or any officer designated by the Chairman of the Board. Any such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or

                     BANDAG, INCORPORATED AND SUBSIDIARIES

officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select or may be selected by officers pursuant to authority granted by the Board of Directors.


                                   ARTICLE VI
                                   ----------
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or a Senior Vice President and by the Secretary or an Assistant Secretary. The signatures of the Chairman of the Board, the President or a Senior Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificates is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself, or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate for the Corporation shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 3. Issuance of Fractional Shares or Script. No fractional shares of the Corporation shall be issued and no transfer of a fraction of a share shall be permitted. In lieu of issuing a fraction of a share the Board of Directors may authorize payment in cash of the fair value of

                     BANDAG, INCORPORATED AND SUBSIDIARIES

fractions of a share as of the time when those entitled to receive such fractions are determined, or may authorize the issuance of script in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such script aggregating a full share. The Board of Directors may cause such script to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or subject to the condition that the shares for which such script is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such script or subject to any other conditions which the Board of Directors may deem advisable.


                                   ARTICLE VII
                                   -----------
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall end on the thirty-first day of December in each year.


                                  ARTICLE VIII
                                  ------------
                                    DIVIDENDS
                                    ---------

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                                   ARTICLE IX
                                   ----------
                                      SEAL
                                      ----

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal." The Corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.


                                    ARTICLE X
                                    ---------
                                WAIVER OF NOTICE
                                ----------------

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the articles of incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                     BANDAG, INCORPORATED AND SUBSIDIARIES

                                   ARTICLE XI
                                   ----------
                                   AMENDMENTS
                                   ----------

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, but only in a manner consistent with the provisions of the Restated Articles of Incorporation of the Corporation, as amended from time to time.